UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

United American Petroleum Corp.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

9600 Great Hills Trail, Suite 150W, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 852-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 7, 2012, the Registrant issued 3,314,062 shares of the Registrant’s common stock to one foreign investor who elected to convert the outstanding principal amount of $1,590,000 and all of the accrued interest due on its Convertible Promissory Notes dated October 14, 2011, November 29, 2011, December 19, 2011, February 10, 2012, March 30, 2012, and June 4, 2012 (collectively, the “Notes”) at a conversion price $0.50 per share as provided in the Notes.

On June 11, 2012, the Registrant issued 300,481 shares of the Registrant’s common stock to one foreign investor who elected to convert all of the accrued interest due on its Senior Secured Convertible Promissory Notes dated December 31, 2010, January 20, 2011, March 9, 2011, June 20, 2011 and June 30, 2011 (collectively, the “Senior Notes”) at a conversion price $0.50 per share as provided in the Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

United American Petroleum Corp.

Date: June 12, 2012	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer